Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4:             Daniel Zeff

Date of Earliest Transaction Required to be Reported:   February 25 2005

Issuer Name and Ticker Symbol:          Document Science Corporation (DOCX)

Names:          Zeff Holding Company, LLC and Zeff Capital Partners I, L.P.

Address:        50 California Street
                Suite 1500
                San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC and Zeff Capital Partners I, L.P. are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Document Science Corporation.

ZEFF HOLDING COMPANY, LLC                       ZEFF CAPITAL PARTNERS I, L.P

                                                By: Zeff Holding Company, LLC,
                                                      as general partner


By: /s/ Daniel Zeff                             By: /s/ Daniel Zeff
    ----------------------------                    ----------------------------
Name:  Daniel Zeff                              Name:  Daniel Zeff
Title: Manager                                  Title: Manager